Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of March 27, 2012, by and among GRACO INC. (the “Company”), the Banks (as defined in the Credit Agreement) signatory hereto and U.S. Bank National Association, as administrative agent for the Banks (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meaning given such terms in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Company, the Banks and the Agent are party to that certain Credit Agreement, dated as of May 23, 2011 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Company’s existing revolving credit agreement shall terminate on July 12, 2012;

WHEREAS, the Company has requested that certain modifications be made to the Credit Agreement in order to facilitate the Finishing Group Acquisition, among other things; and

WHEREAS, the Banks have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Credit Agreement as follows:

SECTION 1. Amendments to Credit Agreement. Effective as of the Effective Date (as defined in Section 2 below), but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Margin” appearing in Section 1.1 of the Credit Agreement is hereby amended to delete the sentence reading “Until delivery of the Company’s quarterly financial statements for the first quarter ending after the quarter in which the closing conditions in Section 6.1 have been satisfied, the Applicable Margin for Fixed LIBOR Advances shall be 1.75%, the Applicable Margin for Base Rate Advances shall be 0.75%, and the Applicable Commitment Fee Rate shall be 0.30%.” and replace it with the following sentence:

“Until delivery of the Company’s quarterly financial statements for the first quarter ending after the quarter in which the closing conditions in Section 6.2 have been satisfied, the Applicable Margin for Fixed LIBOR Advances shall be 1.50%, the Applicable Margin for Base Rate Advances shall be 0.50%, and the Applicable Commitment Fee Rate shall be 0.25%.”

(b) The definition of “EBITDA” appearing in Section 1.1 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding the requirements of GAAP, to the extent the Company does not have access to the EBITDA of the Hold Separate Business or any portion thereof, such EBITDA or such portion thereof shall not be included in the calculation of EBITDA hereunder, and to the extent the Company does have access to the EBITDA of the Hold Separate Business or any portion thereof (regardless of whether the Company actually receives the value of any such earnings of the Hold Separate Business or such portion thereof, either through a dividend, distribution, or otherwise), such EBITDA or such portion thereof shall be included in the calculation of EBITDA hereunder provided that, if the Hold Separate Subsidiary in which such Hold Separate Business is maintained that has generated such EBITDA is a Material Subsidiary, the Ownership Interest of such Hold Separate Subsidiary is pledged to secure the Obligations pursuant to Section 8.13 or Section 8.14 (it being understood and agreed that (i) EBITDA generated by a First-Tier Foreign Subsidiary that is a Material Subsidiary shall in any event be included until the lapse of the 60-day period provided by Section 8.13, and (ii) EBITDA generated by a Hold Separate Subsidiary that is not a Material Subsidiary will at all times be included).”

(c) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Existing Letters of Credit” in proper alphabetical order therein:

“‘Existing Letters of Credit’ means the Letters of Credit set forth on Schedule 1.2 hereto, which were issued under the credit agreement described under Section 6.2(b), but from and after the date upon which the conditions precedent to initial Loans set forth in Section 6.2 are satisfied, shall be deemed to be outstanding under this Agreement.

(d) The definition of “Finishing Group Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Finishing Group Acquisition’ means the acquisition by the Company of substantially all of the domestic and foreign assets and foreign equity interests relating to the Finishing Business (as defined in the Finishing Group Purchase Agreement) of Illinois Tool Works Inc. and its subsidiaries, through one or a series of transactions.”

(e) The definition of “Finishing Group Purchase Agreement” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Finishing Group Purchase Agreement’ means the Asset Purchase Agreement, dated as of April 14, 2011, by and among the Company, Graco Holdings Inc., Graco Minnesota Inc., Illinois Tool Works Inc. and ITW Finishing LLC, as the same may be amended, supplemented or restated from time to time, in each case in a manner acceptable to the Agent.”

(f) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “First-Tier Foreign Subsidiary” in proper alphabetical order therein:

“‘First-Tier Foreign Subsidiary’ means a Foreign Subsidiary, the stock or other Ownership Interests of which are held by the Company or by a Domestic Subsidiary.”

(g) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Hold Separate Order” in proper alphabetical order therein:

“‘Hold Separate Order’ means the Order to Hold Separate and Maintain Assets, dated as of March 27, 2012, issued by the United States Federal Trade Commission in the Matter of Graco Inc., Illinois Tool Works Inc., and ITW Finishing LLC, the terms and conditions of which shall be reasonably acceptable to the Agent, and each other document or order in connection therewith.”

(h) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Hold Separate Business” in proper alphabetical order therein:

“‘Hold Separate Business’ has the meaning set forth in the Hold Separate Order.”

(i) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Hold Separate Period” in proper alphabetical order therein:

“‘Hold Separate Period’ has the meaning set forth in the Hold Separate Order .”

(j) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Hold Separate Subsidiary” in proper alphabetical order therein:

“‘Hold Separate Subsidiary’ means a Subsidiary all or any part of the assets of which constitute part of the Hold Separate Business.”

(k) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Material Domestic Subsidiary” in proper alphabetical order therein:

“‘Material Domestic Subsidiary’ means any Domestic Subsidiary that is a Material Subsidiary.”

(l) The definition of “Material Subsidiary” appearing in Section 1.1 of the Credit Agreement is hereby amended to add the following sentences at the end thereof:

“Solely for purposes of making any determination under this definition, the book value (net of reserves) of any First-Tier Foreign Subsidiary shall be determined on a combined basis with the book value (net of reserves) of each Second-Tier Foreign Subsidiary in which such First-Tier Foreign Subsidiary directly or indirectly holds stock or other Ownership Interests, and the book value (net of reserves) of each Second-Tier Foreign Subsidiary shall in all other respects be disregarded. In no event shall any Second-Tier Foreign Subsidiary itself be deemed a Material Subsidiary.”

(m) The definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“For the avoidance of doubt, regardless of whether the requirements set forth in this definition have been met with respect to the Finishing Group Acquisition, the Finishing Group Acquisition shall be deemed a Permitted Acquisition.”

(n) Section 1.1 of the Credit Agreement is hereby amended to add the following definition of “Second-Tier Foreign Subsidiary” in proper alphabetical order therein:

“‘Second-Tier Foreign Subsidiary’ means a Foreign Subsidiary other than a First-Tier Foreign Subsidiary.”

(o) The definition of “Senior Note Agreements” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Senior Note Agreements’ means (i) the Note Agreement, dated as of March 11, 2011, evidencing a $300,000,000 note facility, by and among the Company and the Senior Noteholders from time to time party thereto, and (ii) one or more other Note Agreements executed from time to time by and among the Company and the Senior Noteholders party thereto, so long as the aggregate principal amount of the loans advanced under such Note Agreements does not exceed $75,000,000, in each case together with the agreements, documents and instruments delivered together therewith, and in each case as each of the same may be amended, restated, supplemented, or modified from time to time, or as the same may be refinanced or replaced from time to time.”

(p) The definition of “Termination Date” appearing in Section 1.1 of the Credit Agreement is hereby amended to replace “May 23, 2016” appearing therein with “March 27, 2017”.

(q) Clause (a) of Section 2.7 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Each Existing Letter of Credit shall for all purposes be deemed to be a Letter of Credit issued under this Agreement on the date on which the conditions precedent to initial Loans set forth in Section 6.2 are satisfied.”

(r) Section 3.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 3.4 Fees. The Company shall pay the fees to the Agent in amounts and at times provided in the letter agreement dated as of April 29, 2011

(as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the ‘Agent’s Fee Letter’) between the Agent and the Company. The Company shall also pay the fees agreed to in the letter agreement dated as of April 29, 2011 between the Company and the Syndication Agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the ‘Syndication Agent Fee Letter’, and together with the Agent’s Fee Letter, the ‘Fee Letters’).”

(s) Clause (a) of Section 6.2 of the Credit Agreement is hereby revised to replace “$375,000,000” appearing therein with “$300,000,000”.

(t) Clause (c) of Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Intentionally omitted.”

(u) Clause (d) of Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Evidence of all governmental, shareholder and third party consents necessary in connection with the making of the initial Loans hereunder.”

(v) Clause (e) of Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Intentionally omitted.”

(w) Clause (f) of Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f) Intentionally omitted.”

(x) Section 8.11 of the Credit Agreement is hereby amended to add the following sentences at the end thereof:

“To the extent that any action is required by both paragraph (b) of this Section 8.11 and by Section 8.13, the terms of Section 8.13 shall govern. Nothing in this Section 8.11 shall be deemed to require any action with respect to any Hold Separate Subsidiary except to the extent provided in Section 8.13 or 8.14, as the case may be.”

(y) Section 8.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 8.13 Post-Closing Covenant. Within sixty (60) days of the date on which initial Loans are made (or such later date as the Agent shall determine in its sole discretion) unless such action is prohibited by the Hold Separate Order or any related requirement of the Federal Trade Commission or the Federal Trade

Commission opposes such action, the Agent shall have received supplements or joinders with respect to the Pledge Agreement to the extent necessary to grant the Agent a security interest in 65% of the outstanding stock or other Ownership Interests of each First-Tier Foreign Subsidiary that is a Material Subsidiary, together (to the extent available and applicable) with certificates evidencing the stock or Ownership Interest of Material Foreign Subsidiaries pledged thereby and executed assignments separate from the certificates (stock powers) for such certificates with respect to any Material Foreign Subsidiary the stock of which is required to be pledged by this Agreement, including Material Foreign Subsidiaries acquired in the Finishing Group Acquisition.”

(z) Article VIII of the Credit Agreement is hereby amended to add the following Section 8.14 at the end thereof:

“Section 8.14 Finishing Group Acquisition.

(a) Upon satisfaction of the conditions precedent to initial Loans set forth in Section 6.2, the Company may consummate the Finishing Group Acquisition at any time, provided that the following additional conditions are satisfied:

(i) The Company shall provide evidence satisfactory to the Agent that (x) the Federal Trade Commission has permitted the Finishing Group Acquisition to proceed, subject to the Hold Separate Order, (y) the final terms and conditions of each aspect of the Hold Separate Order and all related documentation shall be satisfactory to the Agent and shall have been approved by the Federal Trade Commission, and (z) the Company has received all other governmental, shareholder and third party consents necessary in connection with the Finishing Group Acquisition, with the exception of any such consents for which the Agent has waived receipt.

(ii) The final terms and conditions of each aspect of the Finishing Group Acquisition shall be satisfactory to the Agent, the Finishing Group Purchase Agreement pursuant to which the Finishing Group Acquisition is to be consummated shall be satisfactory to the Agent and shall provide for a maximum acquisition consideration of $650,000,000 plus any working capital, net asset, and cash/debt adjustments provided for under the Finishing Group Purchase Agreement plus transaction costs, and the Company will deliver to the Agent a certificate signed by a Responsible Officer confirming that there have been no material modifications to the Finishing Group Purchase Agreement and confirming that the Finishing Group Acquisition will be consummated in accordance with the terms of the Finishing Group Purchase Agreement.

(iii) The Company shall have delivered to the Agent the audited financial statements for the assets and equity interests being purchased in the Finishing Group Acquisition for the fiscal year ending December 31, 2010, which shall not be inconsistent in any material respect with the unaudited financial statements with respect to such assets and equity interests previously delivered to the Company.

(iv) The portions of the Finishing Group Acquisition not subject to the Hold Separate Order shall comply with all terms, conditions and requirements of the definition of ‘Material Subsidiary’ and Section 8.11.

(v) Concurrently with the consummation of the Finishing Group Acquisition:

(A) The Company shall cause any Material Domestic Subsidiary that is not a Hold Separate Subsidiary to become a Guarantor and to execute and deliver a Guaranty (or a joinder to Guaranty) to the Agent for the benefit of the Banks.

(B) Except to the extent that (i) such pledge is prohibited by the Hold Separate Order or any related requirement of the Federal Trade Commission, or (ii) the Federal Trade Commission opposes such pledge, the Company shall pledge, or shall cause any Domestic Subsidiary owning the Ownership Interests of a Material Domestic Subsidiary that is a Hold Separate Subsidiary to pledge all such Ownership Interests in such Material Domestic Subsidiary to the Collateral Agent for the benefit of the Banks and the other secured parties pursuant to the Intercreditor Agreement.

(C) Prior to the end of the Hold Separate Period, the Company shall have no obligation under this Section 8.14(v) with respect to any Material Domestic Subsidiary that is a Hold Separate Subsidiary but for which no pledge is required above.

(b) The Company shall observe all terms, conditions, covenants and obligations under the Hold Separate Order at all times during the Hold Separate Period. To the extent that any pledge of Ownership Interests granted pursuant to Section 8.13 or this Section 8.14 is subsequently prohibited or opposed by the Federal Trade Commission, the Collateral Agent will release such pledge to the extent necessary to conform to the requirements of the Hold Separate Order and the related requirements of the Federal Trade Commission.”

(aa) Clause (g) of Section 9.2 is hereby amended to add the following sentence at the end thereof:

“For the avoidance of doubt, the sale of all or any portion of the Hold Separate Business, the Ownership Interests thereof and the assets thereof, through one or a series of transactions, shall be permitted, in each case without counting toward the 10.00% Consolidated Asset test set forth in this clause (g).”

(bb) The Credit Agreement is hereby amended by adding Schedule 1.2 to this Amendment as Schedule 1.2 thereto.

(cc) The Credit Agreement is hereby amended by deleting Schedule 7.6 to the Credit Agreement and replacing it in its entirety with Schedule 7.6 to this Amendment.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) when, and only when:

(a) the Agent shall have received counterparts of (i) this Amendment duly executed by the Company, the Banks and the Agent and (ii) amended and restated versions of each of the Agent Fee Letter and the Syndication Agent Fee Letter, duly executed by the Company and the Agent and the Syndication Agent, respectively;

(b) all of the Agent’s accrued costs, fees and expenses through the date hereof shall be fully paid; and

(c) the Senior Note Agreements shall have been amended in a manner satisfactory to the Agent.

SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Credit Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such party enforceable against such party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 4. Reference to and the Effect on the Credit Agreement.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference to the Credit Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Credit Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

SECTION 5. Headings. Section headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment.

SECTION 7. Governing Law. The validity, construction and enforceability of this Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.

SECTION 8. Expenses. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of outside counsel to the Agent) incurred in connection with the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10. Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Company, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.

GRACO INC.

By:	/s/ James A. Graner
Name: James A. Graner
Title: Chief Financial Officer

Signature Page to

First Amendment to Graco Credit Agreement

U.S. BANK NATIONAL ASSOCIATION as Agent and a Bank

By:	/s/ Ludmila Yakovlev
Name: Ludmila Yakovlev
Title: Assistant Vice President

Signature Page to

First Amendment to Graco Credit Agreement

JPMORGAN CHASE BANK, N.A. as a Bank

By:	/s/ Suzanne D. Ergastolo
Name: Suzanne D. Ergastolo
Title: Vice President

Signature Page to

First Amendment to Graco Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. as a Bank

By:	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

Signature Page to

First Amendment to Graco Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Peter Kiedrowski
Name: Peter Kiedrowski
Title: Director

Signature Page to

First Amendment to Graco Credit Agreement

FIFTH THIRD BANK as a Bank

By:	/s/ Gary S. Losey
Name: Gary S. Losey
Title: VP – Corporate Banking

Signature Page to

First Amendment to Graco Credit Agreement

PNC BANK N.A. as a Bank

By:	/s/ Dale A. Stein
Name: Dale A. Stein
Title: Senior Vice President

Signature Page to

First Amendment to Graco Credit Agreement

RBS CITIZENS, N.A. as a Bank

By:	/s/ Mark A. Wegener
Name: Mark A. Wegener
Title: Senior Vice President

Signature Page to

First Amendment to Graco Credit Agreement

BANK OF AMERICA, N.A. as a Bank

By:	/s/ Olivier Lopez
Name: Olivier Lopez
Title: Vice President

Signature Page to

First Amendment to Graco Credit Agreement

THE NORTHERN TRUST CO. as a Bank

By:	/s/ Molly Drennan
Name: Molly Drennan
Title: Vice President

Signature Page to

First Amendment to Graco Credit Agreement

Schedule 1.2

Existing Letters of Credit

L/C Number: SLCMMSP04229

Beneficiary’s Name: City of Anoka

L/C Amount: $25,000.00

Expiry Date: 08/17/12

L/C Number: SLCMMSP04792

Beneficiary’s Name: Minnesota Department of Commerce

L/C Amount: $1,538,842.00

Expiry Date: 09/19/12

Schedule 7.6

Litigation (Section 7.6)

The Federal Trade Commission commenced an action entitled In the Matter of Graco Inc., Illinois Tool Works Inc., and ITW Finishing LLC, FTC Docket No. 9350 (2012), before the Federal Trade Commission, to enjoin or otherwise affect the Finishing Group Acquisition. Such action has been withdrawn from adjudication pursuant to the Hold Separate Order.